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                                                                      Exhibit 11


                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings


                                                       Three Months Ended                 Nine Months Ended
                                                          September 30,                     September 30,
                                                   -----------------------------    --------------------------------
                                                       2000            1999             2000              1999
                                                   -------------   -------------    --------------   ---------------
Net income                                         $  4,186,095    $  3,684,808     $  12,063,312    $   10,700,861
Less: preferred dividends                                20,540          16,319            62,067            49,269
                                                   -------------   -------------    --------------   ---------------
Net income available for common shareholders
  and adjusted for diluted computation             $  4,165,555    $  3,668,489     $  12,001,245    $   10,651,592
                                                   =============   =============    ==============   ===============



Weighted average common shares outstanding            8,265,373       8,439,008         8,307,064         8,514,735
Add dilutive effect of:
    Stock options                                        65,395         111,388                 -           129,703
    Convertible preferred stock                         238,961         241,883           240,524           242,906
                                                   -------------   -------------    --------------   ---------------
Adjusted for assumed diluted computation              8,569,729       8,792,279         8,547,588         8,887,344
                                                   =============   =============    ==============   ===============


Basic earnings per share                                  $0.50           $0.43             $1.44             $1.25
                                                   =============   =============    ==============   ===============
Diluted earnings per share                                $0.49           $0.42             $1.40             $1.20
                                                   =============   =============    ==============   ===============


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